THE “COLLABORATION AND STRATEGIC SUPPLIER RELATIONSHIP FOR NAM” AGREEMENT

Between

ABB INC.
12040 Regency Parkway, Suite #200
Cary, NC 27518

And

ECOtality, INC.
4 Embarcadero Center, Suite 3720
San Francisco, CA 94111

January 10, 2011

EXECUTION VERSION

TABLE OF CONTENTS

1 - OVERVIEW	2
2 - BATTERY CHARGING SOLUTIONS COLLABORATION	2
3 - SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP IN THE NORTH AMERICAN MARKET	3
4 - GENERAL TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP	4
5 - OTHER CONCERNS	5
6 - CONFIDENTIALITY	6
7 - CHOICE OF LAW	6
8 - TERM	6
9 - NOTICES	6
10 - THE ENTIRE AGREEMENT	7
EXHIBIT A - THE FRAMEWORK AGREEMENT	9
EXHIBIT B - GENERAL TERMS AND CONDITIONS OF SALE	9

ABB/ECOtality “Collaboration and Strategic Supplier Relationship Framework for NAM” Agreement
January 10, 2011 – EXECUTION VERSION

This Collaboration and Strategic Supplier Relationship Agreement for NAM (this or the “NAM Agreement”) is entered into as of January 10, 2011 (the “Effective Date”), by and between ABB Inc. (“ABB”) and ECOtality, Inc. (“ECOtality”), with ABB and ECOtality each a “Party,” and collectively the “Parties.”  Under this NAM Agreement, the Parties mutually agree as follows.

1.           OVERVIEW

a.           Concurrent with the execution of this NAM Agreement, ABB Inc. and ECOtality Inc. have also executed the Framework Agreement (i.e. the January 10, 2011 “Collaboration and Strategic Supplier Relationship Framework Agreement”) which established the general terms of a collaboration and strategic supplier relationship between the ABB Group and ECOtality and its Affiliates (a copy of which is attached as Exhibit A (THE FRAMEWORK AGREEMENT).

b.           Under the Framework Agreement, the Supplier Relationship is to be implemented on a region/country specific basis, but subject to the oversight of the STECO and the Framework Agreement (as it may be amended from time-to-time).

c.           For NAM, the Supplier Relationship shall be governed exclusively by this NAM Agreement.

d.           Capitalized terms not expressly defined in this NAM Agreement shall have the meaning assigned to them in the Framework Agreement.

e.           Each Party is responsible for ensuring that its Affiliates are aware of the NAM Agreement and act in accordance with its terms, to the extent legally permissible.

f.           To the extent that there is a concern on how the NAM is to be implemented and/or interpreted, and the concern is not addressed in this NAM Agreement, the Parties agree that the STECO and the Framework Agreement shall be utilized by the Parties in determining the final disposition of any such concern.

2.           BATTERY CHARGING SOLUTIONS COLLABORATION IN NAM

a.           In NAM, as part of the Supplier Relationship, the ABB NAM Parties shall collaborate with ECOtality and its Affiliates to further the development, expansion, and acceptance of market-leading Battery Charging Solutions, with ABB, the ABB NAM Parties, and ECOtality and its Affiliates collectively (the “BCS NAM Parties”).  The BCS Collaboration for NAM shall:

i)           Only apply to Battery Charging Solutions that incorporate, use or rely on ECOtality’s Proprietary Technology and/or that provide the networking functionality that ECOtality and its Affiliates have designed and operate, associated with the BLINK Network Functionality and BLINK Network Products; and

ii)           Include:

(a)           Support, between the BCS NAM Parties, for well designed and competitive Battery Charging Solutions; and

(b)           Efforts by the BCS NAM Parties to expand Battery Charging Solutions that use ABB Products and also provide the BLINK Network Functionality.

b.           As part of the BCS Collaboration for NAM, the BCS NAM Parties shall use reasonable business efforts and their respective sales channels for the BCS Collaboration for NAM.  Specifically, so long as there is no uncorrected material default by ECOtality under this NAM Agreement (which is expressly understood, to include, but is not limited to, any violation of Section 3(b) (SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP IN THE NORTH AMERICAN MARKET) below), the BCS NAM Parties shall market the BLINK Network Products in NAM as follows.

ABB/ECOtality “Collaboration and Strategic Supplier Relationship Framework for NAM” Agreement
January 10, 2011 – EXECUTION VERSION

i)           The ABB NAM Parties will include BLINK Network Products and ECOtality’s MicroClimates program in the applicable public relations, marketing communications and sales training programs of the ABB Group in NAM;

ii)           ECOtality and its Affiliates will advise the ABB NAM Parties of all of its utility contacts and customers and will endeavor to introduce the ABB Group as part of ECOtality’s overall Battery Charging Solutions program for utilities in conjunction with the BLINK Network Products;

iii)           ECOtality will provide, at its Tempe offices, an office for an ABB Group coordination employee, who will be invited to participate in product and sales meetings related to BLINK Network Products; and

iv)           The BCS NAM Parties shall provide, to each other and the STECO, reasonable monthly “Contact Update Reports” which shall outline, with specificity when contacts are underway and what potential opportunities may exist to allow for common action and resource planning in relation to the BLINK Network Products between the Parties and the NAM Affiliates.

3.           SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP IN NAM

a.           To the extent consistent with the Framework Agreement and the guidance of the STECO, ECOtality and its Affiliates, to the greatest extent possible, but without violation of any Federal, State or local procurement regulations or other applicable laws, rules or regulations, shall purchase or specify to others to purchase on their behalf ABB Products for all Battery Charging Solutions, unless ECOtality or its Affiliates can reasonably demonstrate that the ABB Products do not meet the ECOtality Requirements.

b.           For each ABB Product ordered by ECOtality or its Affiliates from the ABB Group, whether it is an ABB Component, Assembly, ABB Charging Unit or ABB System, IF the pricing by the ABB Group (including delivery and taxes) is five percent (5%) or more than the pricing, including delivery and taxes, that ECOtality or its Affiliates either has negotiated with, or can reasonably demonstrate would be available to ECOtality and its Affiliates from, a third party not affiliated with the ABB Group for an offering materially and technically equivalent to the ABB Product in question, ECOtality and/or its Affiliates shall have no obligation to purchase any such ABB Product from the ABB Group, although ECOtality and/or its Affiliates may purchase any such Product, if they so desire.

c           In NAM, the ABB Group will have the unrestricted right, unless expressly stated to the contrary in this NAM Agreement, to sell to NAM Customers all ABB Components, ABB Assemblies and ABB Charging Units which do not incorporate any BLINK Network Products or any of ECOtality’s Proprietary Technology.  This right of the ABB Group, however, does not extend to ABB Systems (whether or not they incorporate any BLINK Network Products or any of ECOtality’s Proprietary Technology).

ABB/ECOtality “Collaboration and Strategic Supplier Relationship Framework for NAM” Agreement
January 10, 2011 – EXECUTION VERSION

d.           In NAM, so long as there is no uncorrected material default by ECOtality of this NAM Agreement (which is expressly understood, to include, but is not limited to, any violation of Section 3(b) (SPECIFIC TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP IN THE NORTH AMERICAN MARKET) above), the ABB Group will not design, produce, market, or sell any ABB System which competes with the network system capabilities of any BLINK Network Products.

e.           In NAM, ECOtality and its Affiliates will have the exclusive right to sell BLINK Network Products for the Specific Applications, at any charging level.  However, BLINK Network Products that use two (2) or more ABB Products will be co-branded with the ABB Group in accordance with the decisions of the STECO.  Notwithstanding the above, ECOtality and its Affiliates have the non-exclusive right to sell ABB Assemblies and ABB Charging Units for other Battery Charging Solution applications besides the Specific Applications in NAM.

f.           In NAM, ECOtality shall ensure that the ABB Group has a right of first refusal to supply current and future ABB Products for all current and future Battery Charging Solutions products and offerings developed by ECOtality and its Affiliates.

g.           The commercial terms for any sale of ABB Products to ECOtality and its Affiliates under this NAM Agreement shall be generally consistent with the relevant ABB Group’s general terms and conditions for sale for the associated Product.  For example, the “ABB Inc. ‘General Terms and Conditions of Sale’,” attached below as Exhibit B (GENERAL TERMS AND CONDITIONS OF SALE), shall apply to ABB Products, to the extent those terms and conditions are not inconsistent with specific provisions of this NAM Agreement.

4.           GENERAL TERMS AND CONDITIONS OF THE SUPPLIER RELATIONSHIP

a.           In relation to NAM, no Affiliate of the ABB Group shall be required to accept any order for any ABB Product if, in the reasonable opinion of this Affiliated of the ABB Group, it would be unable to meet of ECOtality Requirements.  If the ABB Group is unable to meet the ECOtality Requirements for any of the ABB Products, ECOtality shall notify the STECO of such inability in writing.  Thereafter, ECOtality and its Affiliates shall be under no obligation to purchase the non-conforming ABB Product under this NAM Agreement; provided that in the event that, thereafter, ABB notifies the STECO, in writing, of the ABB Group’s ability to fulfill the associated ECOtality Requirements for the Product, then unless ECOtality reasonably determines that the ABB Product does not fulfill the associated ECOtality Requirements, ECOtality shall again have the obligation to purchase the Product, subject in any event, however, to any alternative supply arrangements that ECOtality may have entered into with respect to the non-conforming ABB Product until the end of the term of such alternative supply arrangements.

ABB/ECOtality “Collaboration and Strategic Supplier Relationship Framework for NAM” Agreement
January 10, 2011 – EXECUTION VERSION

b.           To the extent applicable to ABB Products, the ABB Group shall have the first right of refusal to participate in ECOtality's MicroClimate initiatives in NAM.

c.           The STECO’s decisions will govern the joint sales and marketing collaboration of the Parties in NAM, to the extent legally permissible.

d.           The STECO will provide guidance to the Parties and their Affiliates on the Supplier Relationship in NAM.

e.           If the STECO unanimously determines that the NAM Agreement should be expanded, based upon the STECO’s expectations for Battery Charging Solutions and ABB Products in NAM, this NAM Agreement shall be promptly amended by the Parties.

f.           Disputes between the Parties shall be referred to the STECO for resolution, by the STECO’s unanimous decision.

g.           The Parties shall keep the STECO currently informed about their activities under this NAM Agreement.

5.           OTHER CONCERNS

a.           Neither Party is aware of any customer or business partner relationships which would prohibit it from entering into this NAM Agreement or prevent it from executing any Agreement.

b.           To the extent that legal requirements, including, but not limited to, laws with respect to restraints on competition, prevent the Parties from incorporating the provisions of the Framework Agreement into this NAM Agreement or acting in accordance with the provisions of the Framework Agreement or the advice of the STECO, the Parties shall fully comply with any such legal requirements and alter this NAM Agreement accordingly.

c.           To the extent that this NAM Agreement violates any existing or future legal requirement, the nonperformance by the affected Party or its Affiliates is fully excused and this NAM Agreement shall be promptly amended by the Parties to address the violation.  If no mutually satisfactory, commercially reasonable amendment can be made to this NAM Agreement, the Supplier Relationship in NAM shall be immediately terminated.

d.           The failure to exercise a right or delay in exercising a right or remedy provided in this NAM Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies.  A waiver of a breach of any of the terms of this NAM Agreement or of a default under this NAM Agreement does not constitute a waiver of any other breach or default and shall not affect the other terms of this NAM Agreement.  Similarly, a waiver of a breach of any of the terms of this NAM Agreement or of a default under this NAM Agreement will not prevent a Party from subsequently requiring compliance with the waived obligation.

ABB/ECOtality “Collaboration and Strategic Supplier Relationship Framework for NAM” Agreement
January 10, 2011 – EXECUTION VERSION

e.           The Parties acknowledge that this NAM Agreement does not grant any intellectual property rights to their respective intellectual property to the other Party.

f.           The relationship of the Parties is that of independent parties dealing at arm’s length and nothing in this Agreement shall be construed so as to constitute any kind of partnership, joint venture, or agency.  Accordingly, neither Party nor their Affiliates is authorized to represent the other, except as expressly stated in this NAM Agreement.

6.           CONFIDENTIALITY

The terms of this NAM Agreement are considered confidential and proprietary by the Parties and shall not be disclosed by any Party to a third party, excluding its affiliates, agents, advisors, lenders, and insurers, without the other Party’s prior written authorization, except as may be required by applicable law (including, without limitation, securities laws with respect to the disclosure of material information).

7.           CHOICE OF LAW

This NAM Agreement shall be governed by and subject to the laws of the State of New York.

8.           TERM

This NAM Agreement shall terminate five (5) years from the Effective Date, but may be terminated earlier by either Party for “cause,” or upon the termination of the Framework Agreement.

9.           NOTICES

a.           Notices under this NAM Agreement shall be sent to:

i)           For ABB:

ABB Inc.
12040 Regency Parkway, Suite #200
Cary, NC 27518

Attention:  Chief Executive Officer/General Counsel

ii)           For ECOtality:

ECOtality, Inc.
4 Embarcadero Center, Suite 3720
San Francisco, CA 94111

Attention: CEO

ABB/ECOtality “Collaboration and Strategic Supplier Relationship Framework for NAM” Agreement
January 10, 2011 – EXECUTION VERSION

b.           A copy of all notices sent under this NAM Agreement must also be copied to the STECO.

10.         THE ENTIRE AGREEMENT

This NAM Agreement

i)           Contains the entire agreement and understanding among the Parties as to the subject matter of this NAM Agreement;

ii)           Supersedes in their entirety any and all previous communications among the Parties; and

iii)           Shall only be modified in writing by the Parties.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

ABB/ECOtality “Collaboration and Strategic Supplier Relationship Framework for NAM” Agreement
January 10, 2011 – EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have entered into this NAM Agreement as of the date first written above.

ABB Inc.

By:

Name:

Title:

By:

Name:

Title:

ECOtality, Inc.

By:

Name:

Title:

ABB GROUP BUSINESS AREA ACKNOWLEDGEMENT

This NAM Agreement has been reviewed by the DM and the LP Business Areas of the ABB Group and its terms unconditionally accepted.

By:

Name:

Title:
(Acting for DM)

By:

Name:

Title:
(Acting for LP)

ABB/ECOtality “Collaboration and Strategic Supplier Relationship Framework for “NAM” Agreement
January 10, 2011 – EXECUTION VERSION

EXHIBIT A – THE FRAMEWORK AGREEMENT

(TO BE INSERTED)

EXHIBIT B – GENERAL TERMS AND CONDITIONS OF SALE

- “Form 50-490” -
(TO BE INSERTED)–